EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Lou Walters 973-882-7260 Doreen Lubeck 773-583-4331

Danielson Holding Corporation To Acquire
American Ref-Fuel Holdings Corp. in $2.0 Billion Transaction

•	Danielson strategically expands core waste-to-energy business with acquisition of complementary assets located in attractive Northeast region

•	Acquisition provides opportunity for growth while allowing for significant cost savings

•	Attractive financing will allow Danielson to consummate transaction and strengthen balance sheet while lowering cost of capital

•	Danielson’s three largest shareholders each provide pro rata equity commitments totaling approximately $160 million for rights offering with maximum proceeds of approximately $400 million

FAIRFIELD, NJ, February 1, 2005 — Danielson Holding Corporation (AMEX:DHC) today announced that it has signed a definitive agreement to acquire American Ref-Fuel Holdings Corp. (ARC), an owner and operator of waste-to-energy (WTE) facilities in the Northeast United States. Danielson’s principal subsidiary, Covanta Energy Corporation (Covanta), is a leader in renewable energy and waste disposal in the United States, and the ARC acquisition will expand Covanta’s geographic reach in the attractive Northeast corridor.

Danielson will pay $740 million in cash for the equity of ARC and will assume the consolidated net debt of ARC, which as of September 30, 2004 was $1.2 billion ($1.5 billion of consolidated indebtedness and $0.3 billion of cash) resulting in an ARC enterprise value of approximately $2.0 billion. Ref-Fuel Holdings LLC (Ref-Fuel), an indirect subsidiary of ARC, had unaudited, pro forma Adjusted EBITDA of $275.5 million for the 12 months ended September 30, 2004, which excludes holding company expenses. (For a more complete discussion of Adjusted EBITDA, please refer to the explanation of certain financial information regarding Ref-Fuel later in this press release.)

Subject to the receipt of regulatory approvals and required financing, the transaction is expected to close in the second quarter of 2005.

Danielson is purchasing ARC from DLJ Merchant Banking Partners and its affiliated co-investors, each managed by Credit Suisse First Boston’s Alternative Capital Division, and AIG Highstar Capital, L.P. and certain affiliates. AIG Highstar Capital, L.P. is a private equity fund sponsored by AIG Global Investment Group.

Leader in Waste-to-Energy (WTE)

Danielson’s primary business is the domestic waste-to-energy business of Covanta. Covanta is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta currently operates 25 waste-to-energy facilities in 14 states, and processes approximately 31,000 tons of waste per day. The acquisition of ARC will add six WTE facilities in the northeastern United States that have a total waste processing capacity in excess of 13,000 tons per day, a waste procurement company, and two transfer stations in Massachusetts.

“This strategic acquisition enhances our core waste-to-energy business by integrating an organization with complementary skills and assets that will broaden our base of predictable revenue,” stated Anthony Orlando, Danielson’s Chief Executive Officer. Orlando continued, “Like Covanta, American Ref-Fuel has long demonstrated high operating standards and the ability to deliver reliable waste disposal service to customers. This acquisition makes excellent business sense for both companies and their clients.”

Danielson expects to achieve significant cost savings and other synergies as a result of the transaction. Cash savings estimated from a reduction in corporate overhead is expected to be between $15 million to $20 million per year, when fully phased in by the end of 2007. The company estimates one-time transition costs of approximately $20 million. Additionally, Danielson believes that it will be able to achieve significant operating efficiencies through a combination of scale and expanded use of its internal maintenance teams at the newly acquired plants.

Financing of Transaction

Danielson expects to raise the necessary financing to complete the acquisition with a combination of debt and equity financing. The equity component of the financing is expected to consist of an approximately $400 million rights offering of common stock to all of its existing shareholders at $6.00 per share. The three largest shareholders of Danielson, Third Avenue Trust, on behalf of the Third Avenue Value Fund Series, SZ Investments, L.L.C., and D. E. Shaw Laminar Portfolios, L.L.C., representing ownership of approximately 40% of Danielson’s outstanding common stock, have each separately committed to participate in the rights offering and purchase their pro rata portion in the rights offering. In return for their commitments, Danielson has agreed to pay each an amount equal to 1.5% to 2.25% of their respective equity commitments, depending on the timing of the transaction.

“We can think of no greater validation of this transaction than the support of Danielson’s three largest shareholders. We appreciate their continued commitment to the success of Danielson and its business plan,” stated Mr. Orlando.

Danielson also expects to complete its previously announced rights offering for up to 3 million shares of its common stock to certain former creditors of Covanta. Danielson estimates that it will have approximately 144 million shares outstanding once the offerings are complete, assuming full exercise of both offerings.

Danielson’s subsidiary Covanta has also received a commitment from Goldman Sachs Credit Partners, L.P. and Credit Suisse First Boston for a debt financing package necessary to finance the acquisition, refinance certain existing debt of Covanta and provide additional liquidity to the company. The outstanding senior secured notes issued by MSW Energy Holdings LLC (MSW I) and MSW Energy Holdings II LLC (MSW II) and the outstanding senior notes of Ref-Fuel will, in each case, be assumed as a part of the acquisition.

“By combining the acquisition financing with a refinancing of Covanta’s existing recourse debt, we will strengthen our balance sheet and lower our cost of capital. Following this transaction, we will be stronger than ever and well positioned for future growth,” Mr. Orlando noted.

Certain Financial Information Regarding Ref-Fuel

EBITDA is a measure of earnings before interest, taxes, depreciation and amortization. The term “Adjusted EBITDA” means EBITDA plus fair value adjustment amortization and revenue levelization adjustments. Neither EBITDA nor Adjusted EBITDA is a measurement under generally accepted accounting principles (GAAP), but is commonly used as a measure of a company’s operating performance or its compliance with debt covenants.

The following is from the “Supplemental Pro Forma Information” section of the Quarterly Reports on Form 10-Q for the quarter ended September 30, 2004, of MSW I and MSW Energy Finance Co., Inc. and of MSW II and MSW Energy Finance Co. II, Inc. This unaudited, pro forma information for Ref-Fuel is prepared as if the issuance of certain indebtedness and other transactions described in the Form 10-Qs had occurred on October 1, 2003 and, accordingly, includes the effects of push-down accounting on Ref-Fuel as if these transactions had occurred on October 1, 2003. This unaudited, pro forma information is provided for informational purposes only and is not necessarily indicative of the actual results that would have occurred if all such matters actually had occurred on October 1, 2003. Furthermore, this information is provided in the referenced Form 10-Qs because it is used in the calculation of the restrictive covenants contained in the indentures governing indebtedness of MSW I and MSW II. The table should be read in conjunction with the historical financial statements and related notes for MSW I and MSW II included in the referenced Form 10-Qs.

(unaudited pro forma)
Twelve Months Ended
September 30, 2004
(in thousands)
Operating income	$135.4
Depreciation and amortization	67.9
Loss on retirements	1.4

EBITDA	204.7
Fair value adjustment amortization and revenue levelization adjustments	70.8

Adjusted EBITDA for Ref-Fuel Holdings LLC, an indirect subsidiary of ARC	$275.5

In addition, the information in the foregoing table excludes expenses incurred at MSW I, MSW II and ARC. In connection with the acquisition of ARC, Danielson will assume the obligation for such expenses.

Advisors

Goldman, Sachs & Co. is serving as financial advisor to Danielson, and Credit Suisse First Boston LLC is serving as financial advisor to ARC. Skadden, Arps, Slate, Meagher & Flom LLP is serving as transaction counsel to Danielson, and Weil, Gotshal & Manges LLP is serving as transaction counsel to ARC.

Conference Call Information

Danielson will host a conference call and webcast with slideshow presentation to discuss the acquisition on February 2, 2005 at 4:00 pm EST. A question and answer session will follow prepared remarks. Information to participate on the conference call with the ability to ask questions will be posted on the Danielson website at www.danielsonholding.com. The live webcast and slideshow presentation can be viewed through the Investor Relations section of the Danielson website at www.danielsonholding.com.

About Danielson Holding Corporation

Danielson Holding Corporation is an American Stock Exchange listed company, engaging in the energy, financial services and specialty insurance businesses through its subsidiaries. Danielson’s charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson’s common stock without its prior consent.

Danielson’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.

About American Ref-Fuel

American Ref-Fuel Holdings Corp.’s waste-to-energy business is operated through subsidiaries whose equity is held by two separate entities, MSW Energy Holdings LLC (MSW I) and MSW Energy Holdings II LLC (MSW II), both of which file periodic reports with the Securities and Exchange Commission.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF DANIELSON HOLDING CORPORATION OR ANY OF ITS AFFILIATES NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. ANY SUCH OFFER OR SOLICITATION WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Danielson cautions investors that any forward-looking statements made by Danielson are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Danielson, include, but are not limited to, the risks and uncertainties affecting their businesses described in Item 1 of Danielson’s Annual Report on Form 10-K for the year ended December 31, 2003 and in other securities filings by Danielson and Covanta.
Although Danielson and Covanta believe that their plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-

looking statements. Danielson’s and Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and neither Danielson nor Covanta has any or has undertaken any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

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